AMENDMENT
                                       TO
                       INVESTMENT SUB-ADVISORY AGREEMENT
                                    BETWEEN
                              CURIAN CAPITAL, LLC
                                      AND
                   PACIFIC INVESTMENT MANAGEMENT COMPANY LLC


     This AMENDMENT is made by and between CURIAN CAPITAL, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and PACIFIC INVESTMENT MANAGEMENT COMPANY LLC, a Delaware limited liability company and registered investment adviser ("Sub-Adviser"), and CURIAN SERIES TRUST, a Massachusetts business trust ("Trust").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of July 1, 2011 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios of the Trust as provided on Schedule A of the Agreement (each a "Fund" and collectively, the "Funds").

     WHEREAS,  pursuant  to  the  Agreement,  the  parties  have agreed to amend
Section 3, entitled "Management," and Section 13, entitled "Representations and agreements of the Adviser," of the Agreement to reflect recent regulatory changes under the Commodity Exchange Act and certain Commodity Futures Trading Commission regulation changes.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1.  The  following  shall  be  inserted  at  the  end  of  Section  3:

     The  Adviser  and  the  Sub-Adviser  each  further  agree  that:

     a) to the extent that the Commodity Exchange Act, as amended ("CEA"), and the then-current Commodity Futures Trading Commission ("CFTC") regulations require (i) registration by either party as a Commodity Pool Operator or Commodity Trading Advisor, (ii) specific disclosure, or as applicable to it (iii) filing of reports and other documents, each shall fully comply with such requirements;

     b) Sub-Adviser shall comply with all requirements of the applicable CEA and then-current CFTC regulations that apply to Sub-Adviser with regard to the Fund; and

     c) Upon reasonable request from the Adviser, Sub-Adviser shall cooperate by assisting the Adviser in fulfilling disclosure or reporting requirements applicable to the Fund under the CEA and/or then-current CFTC regulations pertaining to services provided and records produced by the Sub-Adviser for the Fund.

     2. Paragraph (a) and (b) of Section 13 are deleted and replaced in their entirety with the following:

     (a) The Sub-Adviser will deliver on an annual basis to the Adviser a copy of its Disclosure Document as a Commodity Trading Advisor, on file with the Commodity Futures Trading Commission. The Adviser will annually acknowledge receipt of such copy. The Adviser acknowledges receipt of Sub-Adviser's CFTC Disclosure Document dated October 31, 2012.

     (b) If the Adviser is excluded from the definition of a commodity pool operator under CFTC Rule 4.5 with respect to a Fund, the Adviser will furnish the Sub-Adviser with a copy of the notice of eligibility filed pursuant to Rule 4.5 (c) with respect to such exclusion, or, if more recent, the most recent annual notice affirming the basis of such eligibility that has been filed pursuant to Rule 4.5(c)(5).

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 14th day of December, 2012, effective as of December 31, 2012.


CURIAN  CAPITAL,  LLC     PACIFIC INVESTMENT MANAGEMENT COMPANY LLC


By:  /s/Michael  Bell       By:  /s/Suhail  H.  Dada
     ----------------          -------------------


Name:  Michael  Bell        Name:  Suhail  H.  Dada
       -------------            ----------------


Title:   President          Title:   Managing  Director
        ----------             -------------------



CURIAN  SERIES  TRUST



By:  /s/  Emily  J.  Eibergen
     ------------------------


Name:  Emily  J.  Eibergen
       -------------------


Title:   Assistant  Secretary
        ---------------------